UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: May 3, 2024

(Date of earliest event reported)

AMERICAN PICTURE HOUSE CORPORATION

(Exact name of registrant as specified in its charter)

Wyoming	000-56586	85-4154740
(State of Incorporation)	Commission File Number	(IRS EIN)

477 Madison Avenue, 5FL

New York, NY 10022

(Address of principal executive offices)

(800) 689-6885

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 3, 2024, the Board of Directors of American Picture House Corp has appointed Mr. Jonathan Sanger as President of American Picture House Corp. Mr. Sanger, age 79, has over 40 years of experience in the motion picture/theater industry. Mr. Sanger’s compensation is $20,000 per month and is eligible for performance bonuses in Company equity as determined by the Company’s compensation committee. The agreement has a 30 day termination clause. There are no related party transactions or familial relationships between Mr. Sanger and American Picture House.

Mr. Jonathan Sanger has been the President of Grand Illusions Films since 2016. Since that time he has produced several films including Chapter & Verse starring Omari Hardwick, Daniel Beaty, and Loretta Devine, Marshall starring Chadwick Boseman, Kate Hudson, Josh Gad, and Sterling K. Brown. Most recently, Mr. Sanger has produced Cabrini starring Cristiana Dell’Anna, David Morse, John Lithgow and Giancarlo Giannini. Previous films produced by Mr. Sanger include The Producers, Vanilla Sky, and The Elephant Man. He has been the Chief Executive at Cruise Wagner Productions and Brooks films Productions as well as Chanticleer Films Discovery Program. Sanger has a BA from the University of Pennsylvania and a Masters in Communications from the Annenberg School of Communications at U. Penn. He has taught a course in Independent Filmmaking at The Dodge College of Film and Media Arts at Chapman University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PICTURE HOUSE CORPORATION

Dated: May 22, 2024	By:	/s/ Bannor Michael MacGregor
Bannor Michael MacGregor